AFFILIATE STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of April 26, 2010 (this “Agreement”), by and between the person designated as the Purchaser on the signature page hereto (the “Purchaser”) and the persons designated as the Selling Stockholder on the signature page hereto (the “Selling Stockholder,” and together with the Purchaser, the “Parties” or “parties”).

W I T N E S S E T H

          WHEREAS, the Purchaser wishes to purchase an aggregate number of shares of common stock of SWAV Enterprises, Ltd., a Nevada corporation (“Company”) as set forth on the signature page hereto, designated as the “Shares”; and the Selling Stockholder wishes to sell the Shares of the Company to the Purchaser for an aggregate purchase price as set forth on the signature page hereto (the “Purchase Price”); and

          NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as to the following:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

          1.1 Sale of the Shares. Subject to the terms and conditions set forth herein, on the basis of the representations, warranties and covenants herein contained, at the Closing as described in paragraph 1.2 below, the Selling Stockholder agree to sell, assign, transfer and deliver their Shares to the Purchaser, and the Purchaser agrees to purchase the Shares from the Selling Stockholder.

          1.2 The Closing. The purchase of the Shares shall take place at the law office of The Sourlis Law Firm located at 214 Broad Street, Red Bank, New Jersey 07701 within two business days after the satisfaction of all conditions set forth herein (the “Closing”) on or about April 26, 2010 (the “Closing Date”).

          1.3 Instruments of Conveyance and Transfer. At the Closing, the Selling Stockholder shall deliver a certificate(s) representing the Shares to the Purchaser in the name of the Purchaser (“Certificate(s)”) and a stock power, as shall be effective to vest in the Purchaser all right, title and interest in and to all of the Shares.

          1.4 Consideration and Payment for the Shares. In consideration for the Shares, the Purchaser shall pay to the Selling Stockholder the Purchase Price. The Purchase Price shall be paid on the Closing Date.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING
SECURITYHOLDERS

          Unless specifically stated otherwise, each of the Selling Stockholder represents, warrants and covenants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

          2.1 Authority. The Selling Stockholder has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

          2.2 Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Selling Stockholder, will constitute, a valid and binding agreement of the Selling Stockholder, enforceable by and against the Selling Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally or the availability of equitable remedies.

          2.3 No Violation of Corporate Documents or Agreements. To the best of his Knowledge (which shall mean the actual and constructive knowledge of the Selling Stockholder), the execution and delivery of this Agreement by the Selling Stockholder and the performance by the Selling Stockholder of his obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Company or stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the Shares to be acquired by the Purchaser.

          2.4 Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the authorized capital of the Company is 25,000,000 shares of Common Stock, par value $0.001 per share. The issued and outstanding capital stock of the Company as of the date of this Agreement is 12,734,770 shares of Common Stock. All of the shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof, (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s certificate of incorporation or bylaws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company’s certificate of incorporation and bylaws in full force and effect and certified by the Secretary of the Company to such effect as of the Closing Date.

          2.5 Private Placement. The Selling Stockholder is selling the Shares to the Purchaser without registration pursuant to the exemptions afforded the Company under Section 4(1 ½) of the Securities Act, and will take any and all actions to make such exemption available. The Company shall at no time place a “Stop Order” on the Shares.

          2.6 No Governmental Action Required. The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

          2.7 Compliance with Applicable Law and Corporate Documents. To the best of its Knowledge (which shall mean the actual and constructive knowledge of the officer, directors, agents and representatives of the Company),, the Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

          2.8 Financial Statements.

          (a) The Purchaser has received a copy of the Company’s publicly filed consolidated financial statements of the Company for the quarter ended December 31, 2009 and an unaudited Balance Sheet as of the Closing Date or such other time as may be reasonably agreed to by the Company and the Purchaser (“Financial Statements”). The Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

          (b) Since the date of the Balance Sheet (the “Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

          (c) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and have not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

          (d) The Financial Statements are contained in the Company’s filings and reports made with the Securities and Exchange Commission (“SEC”) since the Company’s formation (the “SEC Reports”).

          2.9 SEC Reports. The Company’s SEC Reports are (i) accurate and complete, (ii) contain all information required to be filed under the rules and regulations of the SEC, (iii) are not subject to any outstanding SEC comment letters or inquiries, and (iv) do not contain any false statement of fact or fail to state any fact necessary to make the facts stated therein not misleading. The Company has never been subject to any investigation, injunction or cease and desist action by the SEC or other federal or state regulatory agency and to its Knowledge is not currently subject to such pending or threatened actions.

          2.10      SEC Status. The Company is a “filer” under Section 12(g) of the Securities Exchange Act of 1934.

          2.11      No Litigation. Other than what is disclosed in the Company’s reports filed with the SEC, the Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or to their Knowledge, pending or threatened governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          2.12      No Taxes. The Company is not, and will not, to the best of its knowledge, become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Company has been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns of the Company that have been filed relating to Tax are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the

Company and the Company has not received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions. The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax. The Company has not had an “ownership change” as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

          2.13      Conduct of the Business. The Company’s business operations are properly disclosed in the Company’s SEC reports. From and after the December 31, 2009 until the Closing Date:

          (a)      The Company has not made any expenditures or entered into any commitments which, when compared to past operations of its business, are unusual or extraordinary or outside the scope of the normal course of routine operations;

          (b)      The Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of its business;

          (c)      The Company has used its best efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, lessors, key employees, suppliers and other persons having relations with it;

          (d)      The Company has not entered into any contract, agreement or action, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a material adverse effect;

          (e)      The Company has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

          (f)      The Company has not sold or disposed of any assets or created or permitted to exist any encumbrance on its assets except (x) in the ordinary course of business and which could not, on the date of such sale, disposition, creation or permission, be reasonably foreseen to have a material adverse effect or (y) as otherwise permitted by this Agreement;

          (g)      The Company has kept true, complete and correct books of records and accounts with respect to its business, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Company;

          (h)      The Company has paid current liabilities as and when they became due and have paid or incurred no fees and expenses not in the ordinary course of its business;

          (i)      There has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the Company (whether in cash or in kind);

          (j)      The Company has not redeemed, repurchased, or otherwise acquired any of its securities or entered into any agreement to do so;

          (k)      The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (l)      The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

          (m)      There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business that would have a material adverse effect.

          2.14      Liabilities.

          (a)      Except as set forth in the Financial Statements, the Company has no liabilities or obligations. It is a condition to Closing that the Company will have no liabilities upon transfer of the Shares to the Purchaser.

          (b)      Since December 31, 2009, the Company has not:

          (i)        subjected to encumbrance, or agreed to do so to any of their assets, tangible or intangible other than purchase money liens in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Company;

          (ii)       except as otherwise contemplated hereby, engaged in any transactions affecting its business or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business; or

          (iii)      other than in the ordinary course of business consistent with past practice, granted or agreed to grant, or paid or agreed to pay any increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director or consultant of the Company or any increase of 5% or more in the rate of wages, salaries, bonuses or other remuneration of any non-officer/director or employee or become a party to any employment contract or arrangement with any of its directors, officers, consultants or employees or become a party to any contract or arrangement with any director, officer, consultant or employee providing for bonuses, profit sharing payments, severance pay or retirement benefits, other than as set forth in any Exhibit or Schedule hereto.

          2.15      ERISA Compliance. The Company maintains no “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits.

          2.16      Insurance. The Company does not maintain any insurance.

          2.17      Compliance with Law. To the best of its Knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies, including any environmental laws and regulations. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

          2.18      Consents. No third parties consents are required to be obtained as a result of the change of control of the Company hereby.

          2.19      Agreements. The Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction. True, correct and complete copies of all such loan or credit agreements have been delivered to the Purchaser. Neither the Company nor any other party is in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction. No such instrument requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

          2.20      Survival of Representations. The representations and warranties herein by the Company are true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive any termination of this Agreement.

          2.21      Ownership. That the Selling Stockholder owns the Shares free and clear of all encumbrances, pledges, liens and have the right to sell the Shares to the Purchaser pursuant to the terms of this Agreement.

          2.22      Not Underwriters/Broker-Dealers. The Selling Stockholder is not an “underwriter” or registered “broker-dealers” as those terms are defined under the rules and regulations promulgated by the SEC.

          2.23      No Finders or Promoters. There are no finders or promoters in connection with the Selling Stockholder’s shares of the Shares.

          2.24      Agreements. The Selling Stockholder is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction. The Selling Stockholder is not in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction. No such instrument requires the consent of any other party thereto in order to consummate the sales of hereby.

          2.25      Survival of Representations. The representations and warranties herein by the Selling Stockholder are true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive any termination of this Agreement.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

          Unless specifically stated otherwise, the Purchaser represents, warrants and covenants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

          3.1      Agreement’s Validity. This Agreement has been duly executed and delivered by the Purchaser, has been duly authorized by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

ARTICLE 4
COVENANTS OF THE PARTIES

          4.1      General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 6 below).

          4.2      Notices and Consents. The Selling Stockholder will give any notices to third parties, and the Selling Stockholder will use its best efforts to obtain any third-party Consents that may be required. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies.

          4.3      Transition. The Selling Stockholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing Date as it maintained with the Company prior to the Closing Date. The Selling Stockholder will refer all customer inquiries relating to their business to the Purchaser from and after the Closing Date.

ARTICLE 5
THE CLOSING

          5.1 Time of Closing. The Closing of the transactions hereby shall occur upon the satisfaction of all conditions to Closing, on or about the Closing Date.

          5.2 Deliveries. The Closing shall occur as a single integrated transaction, as follows, and the delivery or satisfaction of the following items shall be conditions precedent to the parties’ obligations to close:

          (a) Delivery by the Selling Stockholder. At the Closing, the Selling Stockholder shall deliver to The Sourlis Law Firm:

(i)	The Shares;

(ii)	A Stock Power for the Shares; and

(iii)	A fully executed copy of this Agreement.

          (b) Delivery by the Purchaser. The Purchaser shall deliver (i) a fully executed copy of this Agreement and (ii) the Purchase Price by wire transfer to The Sourlis Law Firm.

ARTICLE 6
INDEMNIFICATION

          6.1 Purchaser Claims. (a) The Selling Stockholder agrees to indemnify and hold harmless the Purchaser, his successors and assigns, against, and in respect of:

          (i)      Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by the Purchaser that result from, relate to, or arise out of:

          (a)      Any failure by the Selling Stockholder to carry out any covenant or agreement contained in this Agreement;

          (b)      Any material misrepresentation or breach of warranty by the Selling Stockholder contained in this Agreement, or any certificate, furnished to the Purchaser by the Selling Stockholder pursuant hereto; or

          (ii)      Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to the Purchaser from any matter set forth in subsection (i) above.

          (b)      The amount of any liability of the Selling Stockholder under this Section 6.1 shall be computed net of any tax benefit to the Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by the Purchaser with respect to the matter out of which such liability arose. Notwithstanding the foregoing, any liability of the Selling Stockholder shall not exceed the Purchase Price.

          (c)      The representations and warranties of the Selling Stockholder contained in this Agreement, or any certificate delivered by or on behalf of the Selling Stockholder pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period commencing on the Closing Date until the one year anniversary of such date (“Survival Period”). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

          (d)      The Purchaser shall provide written notice to Selling Stockholder of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar the Purchaser’s ability to assert any such claim except to the extent that the Selling Stockholder is actually prejudiced thereby, provided that such notice is received by the Selling Stockholder during the applicable Survival Period. The Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of the Selling Stockholder under this Article.

          6.2 Defense of Third-Party Claims. With respect to any claim by the Purchaser under Section 6.1, relating to a third party claim or demand, the Purchaser shall provide the Selling Stockholder with prompt written notice thereof and the Selling Stockholder may defend, in good faith and at its expense, by legal counsel chosen by it and reasonably acceptable to the Purchaser any such claim or demand, and the Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Selling Stockholder is defending in good faith any such third party claim, the Purchaser shall not settle or compromise such third party claim. In any event the Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

          6.3 Selling Stockholder’s Claims. The Purchaser shall indemnify and hold harmless the Selling Stockholder against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including without limitation, legal, accounting and other expenses, which may arise out of:

          (a) any material breach or violation by the Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein; or

          (b) any material breach of any of the representations or warranties made in this Agreement by the Purchaser.

ARTICLE 7
MISCELLANEOUS

          7.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

          7.2 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

If to Selling Stockholder:

Please see Signature Page

With copies to:

Virginia K. Sourlis, Esq.
The Sourlis Law Firm
214 Broad Street
Red Bank, NJ 07701
Phone: (732) 530-9007
Fax: (732) 530-9008
Email: Virginia@SourlisLaw.com

If to Purchaser:

Joerg Ott
Lotus Holdings Limited
Managing Member
Otto-Spesshardt-Str. 16
Eisenach 99817
Germany

          7.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Nevada (without regard to principles of conflicts of law).

          7.4 Counterparts. This Agreement may be executed in separate counterparts and with facsimile signatures each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

          7.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          7.6 Binding Effect; No Assignment, No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the Parties or by operation of law. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

          7.7 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

          7.8 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

          7.9 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

          7.10 Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          7.11 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

          7.12 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

          7.13 Non-confidentiality. Notwithstanding an other provision in this Agreement, Selling Stockholder and the Purchaser, and each employee, representative or other agent of the same (collectively the “Covered Parties”), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

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[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

THE PURCHASER:

/s/ Joerg Ott
Joerg Ott (on behalf of himself and/or an affiliate/designee)
Managing Member

SELLING STOCKHOLDER:

Signature Above

Print Name Above

Total Number of Shares Being Sold

Total Purchase Price for Shares Being Sold